As filed with the Securities and Exchange Commission on October 4, 1996
                                               Registration No. 33-

     SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                   FORM S-8

         REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                           OTR EXPRESS, INC.
            (Exact name of registrant as specified in its charter)

            Kansas                                          48-0993128
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)

   804 N. Meadowbrook Drive, Olathe, Kansas       66062
   (Address of Principal Executive Offices)          (Zip Code)

             OTR Express, Inc. Stock Option Plan of 1991
                               (Full title of the plan)

                          William P. Ward, President
                                  OTR Express, Inc.
                       804 North Meadowbrook Drive
                               Olathe, Kansas 66062
                (Name and address of agent for service)

                                (913) 829-1616
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Titles of         Amount of      Proposed      Proposed      Amount of
securities        shares to be   maximum       maximum       registration
to be             registered     offering      aggregate     fee
registered        <FN1>          price per     offering
                                 share         price
Common Stock,
par value
$.01 per share    50,000 shares   $5.00        $250,000       $100.00

<FN1>Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.

 Calculated in accordance with the provisions of Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee using the average of the high and low sales prices for the Company's Common Stock as reported on the NASDAQ National Market System on October 1, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the benefit plan described above.

                       INTRODUCTION

This Registration Statement on Form S-8 is filed by OTR Express,
Inc. (the "Company") relating to shares of its Common Stock, par value $.01 per share ("Common Stock"), issuable pursuant to the OTR Express, Inc. Stock Option Plan of 1991 (the "Plan").

                    PART I

INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1.     Plan Information.

Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act") and the Note to Part I of Form S-8.

Item 2.     Registrant Information and Employee Plan Annual
Information.

Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                   PART II

INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the
"Commission"), are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996.

(c)The description of the Common Stock contained in the Company's Registration Statement on Form S-18 (Registration No.
33-44422-FW), filed under the 1934 Act on December 9, 1991, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
Item 4.Description of Securities.

The class of securities to be offered is registered under Section 12 of the 1934 Act such that a description of the Common Stock required by Item 202 of Regulation S-K is not required.

Item 5.Interests of Named Experts and Counsel.

None.

Item 6.Indemnification of Directors and Officers.

Section 17-6305 of the Kansas General Corporation Code provides for indemnification by a corporation of its officers and directors as follows:

17-6305 INDEMNIFICATION OF OFFICER, DIRECTORS,
EMPLOYEES AND AGENTS; ADVANCEMENT OF
EXPENSES; INSURANCE; DEFINITIONS

(a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
(a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

(d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
(2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

The officers and directors of the Company are indemnified pursuant to specific provisions of the Company's Articles of Incorporation
(as amended) and Restated Bylaws to the fullest extent permissible under the laws of the State of Kansas.

Item 7.Exemption from Registration Claimed.

Not Applicable.

Item 8.Exhibits.

Exhibit No.Description

4.1  Articles of Incorporation, as amended, of the Company
(incorporated by reference from Exhibit 3(a) to Form 10-K for the year ended December 31, 1995 (File No. 1-19773)).

4.2 Restated Bylaws of the Company (incorporated by reference from Exhibit 3(a) to Form 10-K for the year ended December 31, 1995 (File No. 1-19773)).

5    Opinion of Bryan Cave llp as to the legality of the securities being registered.

23.1 Consent of Bryan Cave llp (included in Exhibit 5 hereto).

23.2 Consent of Arthur Andersen LLP.

24   Power of Attorney (reference is made to page 9 hereof).

Item 9.Undertakings.

(a)The undersigned Company hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

(ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 , Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on September 30, 1996.

OTR EXPRESS, INC.

By:/s/ William P. Ward
       William P. Ward, President


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby constitutes and appoints William P. Ward, Gary J. Klusman, and Steven W. Ruben or any of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signatures            Title                            Date

William P. Ward          Chairman of the Board         9/30/96
William P. Ward          of Directors President
                         and Principal Executive
                         Officer

Gary J. Klusman          Executive Vice President      9/30/96
Gary J. Klusman          and Director

Janice K. Ward           Vice President                9/30/96
Janice K. Ward           Compensation
                         and Administration,
                         Secretary and Director

Steven W. Ruben          Vice President Finance,       9/30/96
Steven W. Ruben          Principal Financial Officer
                         and Principal Accounting
                         Officer

Christine D. Schowengerdt Treasurer                    9/30/96
Christine D. Schowengerdt

James P. Anthony          Director                     9/30/96
James P. Anthony

Dean W. Graves            Director                     9/30/96
Dean W. Graves

Ralph E. MacNaughton      Director                     9/30/96
Ralph E. MacNaughton

Terry G. Christenberry    Director                     9/30/96
Terry G. Christenberry

Charles M. Foudree        Director                     9/30/96
Charles M. Foudree